FOR IMMEDIATE RELEASE Contact: David Carlson Executive Vice President and Chief Financial Officer LaCrosse Footwear, Inc. 503-766-1010 (ext. 1331)	Michael Newman Investor Relations StreetConnect, Inc. 800-654-3517

LACROSSE FOOTWEAR ANNOUNCES PLAN TO
END MANUFACTURING AND SALES OF PVC BOOTS

Portland, Ore. — August 23, 2004 — LaCrosse Footwear, Inc. (Nasdaq/NMS: BOOT), a leading provider of branded occupational and recreational footwear for expert users, today reported the sale of certain assets of its PVC boot line to Onguard Industries, LLC. As a result, the Company will end its manufacture and sales of PVC boots and close its Claremont, New Hampshire facility.

This is another important step in LaCrosse’s strategic transition away from low-priced footwear to innovative, technical products. The Company will continue to accept orders and ship product from its PVC inventory through September 22, 2004. The Claremont-based facility manufactures PVC boots generating annual revenues of approximately $7 million and employing 70 people. In the third quarter, the Company expects to report an estimated charge related to the sale and plant closure of approximately $900,000.

“The Company has taken steps to ensure continued deliveries of PVC products to our valued customers during this transition,” said Joseph P. Schneider, President and CEO of LaCrosse Footwear Inc.

About LaCrosse Footwear

LaCrosse Footwear is a leading developer and marketer of branded, premium and innovative footwear for expert occupational and recreational users. The Company’s trusted Danner® and LaCrosse® brands are distributed through a nationwide network of specialty retailers and distributors. Occupational customers include workers in law enforcement, agriculture, firefighting, construction, industry, military services and others that need high-performance and protective footwear as a critical tool for their job. Recreational customers include people active in hunting, fishing, hiking and other outdoor activities. For more information about LaCrosse Footwear products, please visit our Internet websites at www.lacrossefootwear.com, www.danner.com and www.lacrossesafety.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.

Forward-Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including an estimate of the charge the Company expects to report related to the sale and plant closure described in the press release. Readers are cautioned that forward looking statements such as an estimate of this charge and statements of the Company’s anticipated revenue and earnings are dependent on a number of factors that could affect the Company’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this release or in any forward-looking statements made by, or on behalf of the Company, including, but not limited to:

•	Dealer demand for PVC footwear.

•	Labor and other costs related to the disposition of equipment as a result of the plant closure at Claremont.

•	Consumer confidence and related demand for footwear, including occupational and outdoor footwear.

•	Weather and its impact on the demand for outdoor footwear.

•	Dealer inventory levels.

•	Company inventory levels, including inventory levels required for foreign-sourced product and the related need for accurate forecasting and the limited ability to resupply dealers for fill-in orders for foreign-sourced product.

•	Potential problems associated with the manufacture, transportation and delivery of foreign-sourced product.

•	United States and/or foreign trading rules, regulations and policies, including export/import regulations and regulations affecting manufacturers and/or importers.

•	General domestic economic conditions, including interest rates and foreign currency exchange rates.

The Company cannot provide any assurance that future results will meet expectations. Results could differ materially based on various factors, including Company performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional factors may be detailed in LaCrosse Footwear’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.